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                                                                    EXHIBIT 16.1

                                  CORBIN & WERTZ
                CERTIFIED PUBLIC ACCOUNTANTS BUSINESS CONSULTANTS
                           AN ACCOUNTANCY CORPORATION

February 4, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on February 1, 1999, to be filed by our former client, MTR Gaming Group, Inc. We agree with the statements contained in paragraphs
(a)(1)(i), (ii), (iii), (iv) and (v) made in response to that Item insofar as they relate to our firm.



                                             /s/ Corbin & Wertz
                                             ---------------------------------
                                             CORBIN & WERTZ
                                             Irvine, California



















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